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                             MODIFICATION AGREEMENT

      AGREEMENT made as of this first day of June 1998 by and between Century Communications Corp., a New Jersey Corporation whose address for the purposes of this Agreement is 50 Locust Avenue, New Canaan, CT 06840 (the "Company") and Scott N. Schneider, an individual residing at 240 Peaceable Road, Ridgefield, CT 06877 ("Employee").

                               W I T N E S S E T H

      WHEREAS:

            A. Under the date of January 1, 1997, the Company and Employee entered into an employment agreement (the "Employment Agreement") pursuant to which the Employee was employed by the Company as its financial officer and to carry out other duties assigned to him pursuant to the Employment Agreement.

            B. Both the Company and the Employee are now mutually desirous of amending the Employment Agreement to (i) extend its term to June 30, 2003 (ii) provide for the continuation of certain benefits and the use of certain furniture and equipment services and the transfer of certain property following termination of employment under certain circumstances and (iii) to make provision in the instance of a change of control of the Company.

      NOW THEREFORE, in consideration of the mutual covenance and agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which is mutually acknowledged, it is agreed by and between the parties as follows:



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      1. Section 4 of the Employment Agreement is deleted in its entirety and replaced by the following:

         "4. Term

             4.1 The term of this Agreement (the "Term") shall be seventy-eight consecutive months commencing January 1, 1997 and expiring June 30, 2003"

      2. The date "December 31, 1999" contained in Section 8.1 of the Employment Agreement is deleted in its entirety and replaced by the date "June 30, 2003."

      3. Section 12.2 is amended by deleting the period at the end of the first sentence and by adding the following to such sentence:

         "(iv) to have transferred to Employee and for Employee to become the owner thereof, free of all liens and other encumbrances, the motor vehicle then being supplied and made available to Employee pursuant to
         Section 6.1, (v) to continue to have the availability in the same amount, manner and degree as if still employed on a full time basis and rendering services in a satisfactory manner, all medical, major medical, dental, life and disability insurance and ancillary medical benefits that were then available to Employee and (vi) without cost to Employee, for a period of one year following such termination, to be provided with an office and the



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         equipment and accoutrements of office which were being furnished to
         Employee at the tme of such termination."

      4. Section 15.5 of the Employment Agreement is deleted in its entirety and replaced by the following:

         "15.5 "Subsidiaries" or "Subsidiary" shall include and mean any corporation, partnership, venture or other entity 50% or more of the then issued and outstanding voting stock is owned directly or indirectly by the Company in the instance of a Corporation, or 50% or more of the interest in capital or in profits is owned directly or indirectly by the Company in the instance of a partnership, venture and/or other entity, or any corporation, partnership, venture or other entity, the business of which is controlled or managed by the Company or any of its Subsidiaries."

      5. There is added a new section to be known as Section 14A reading as follows:

         14A. Change of Control; Termination.

         14A.1 A "Change in Control" of the Company shall be deemed to occur (A) when any person or group of affiliated or related persons (other than a group of which Employee or an entity controlled by Employee is a participant and other than an employee benefit plan (or related trust of the Company) acquires, directly or indirectly, voting securities or assets of the Company if, immediately after



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         giving effect to such acquisition, such person or group of affiliated or related persons (i) beneficially owns 9% or more of the outstanding shares of common stock of the Company or of the total voting power of all of the Company's voting securities outstanding at the time of such acquisition, or stock having a fair market value of 9% or more of the fair market value of the Company's issued and outstanding stock, or
         (ii) otherwise effectively controls the operations of the Company, whether by control of its Board of Directors, by contract, or otherwise, or (B) upon the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of the Company's common stock and outstanding shares of the Company's voting securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the outstanding shares of the



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         Company's common stock and outstanding shares of the Company's voting securities, as the case may be, (ii) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 9% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting form such Business Combination were members of the board of directors of the Company at the time of the execution of the initial agreement provided for the Business Combination, or of the action of the Board of Directors of the Company, providing for such Business Combination, whichever is earlier, or (C) when a majority of the members of the Board of Directors of the Company is replaced during a 12-month period by directors whose appointment or election was not endorsed by the prior Board. Without limitation, a "Threatened Change in Control" shall be deemed to have occurred when any person or group of persons acquires such ownership of securities of the Company that such person or group files or is required to file Forms 13D and 13G or otherwise files or is required to make a filing pursuant to Regulation 13d under the Securities and Exchange Act of 1934, as amended.



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         14A.2 In the event of a Threatened Change in Control or a Change in
Control, as defined in Sub-Section 14A.1, Employee shall have the right to terminate this Agreement on not less than ten days notice to the Company (or to the successor in interest or the acquirer of the assets or interests of the Company, or the surviving Company in the instance of a business combination if same is not the Company) in which event Employee shall be entitled to the same monies and benefits to which Employee would be entitled in the event the Company terminated this Agreement and Employee's employment, other than for cause, as provided in Section 12.2.

         14A.3 In the event any of the payments provided in this Section 14.A or pursuant to Section 12.2 is determined by the United States Internal Revenue Service to be an "Excess Parachute Payment" under Section 280G of the United States Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay Employee additional amounts (the "Tax Payment") to make him whole, on an after-tax basis (based on the highest applicable federal, state, and local income tax rates and after giving effect to the federal deduction arising from such state or local income taxes), for any excise tax under Section 4999 of the Code imposed with respect to such Excess Parachute Payments.

         14A.4 The parties agree and acknowledge that the payments to be made under Sections 11, 12.2 and this Section 14 constitute fair and reasonable provisions for the consequence of the applicable termination and do not constitute a penalty.



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      6. In all other respects the Employment Agreement is ratified, adopted and confirmed.

      IN WITNESS WHEREOF, the parties hereto have executed and have caused this agreement to be executed as of the day and year first above written.

                                             CENTURY COMMUNICATIONS CORP.

                                             By: /s/ [Signature]
                                             ----------------------------------
                                                        Its Secretary

                                             /s/ Scott N. Schneider
                                             ----------------------------------
                                                      Scott N. Schneider



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